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[SYBRON INTERNATIONAL LOGO]                                         EXHIBIT 99.1

                                  NEWS RELEASE
                                                      411 East Wisconsin Avenue
                                                           Milwaukee, WI  53202
                                                                 (414) 274-6600

FOR IMMEDIATE RELEASE                                                  Contact:
                                                                   Dennis Brown
                                                Chief Financial Officer
                                                Phone:  (414) 274-6600


                        SYBRON INTERNATIONAL CORPORATION
                      ANNOUNCES EXPECTED EARNINGS SHORTFALL


MILWAUKEE (June 26, 2000). Sybron International Corporation (NYSE:SYB) announced today that earnings for its third fiscal quarter ending June 30, 2000 and its fourth fiscal quarter ending September 30, 2000 are expected to fall short of consensus expectations. The Company currently expects earnings per share to fall short of consensus estimates by approximately $0.04 (four cents) this quarter and in the range of $0.04 to $0.06 (four to six cents) next quarter.

The Company indicated that a number of factors had aggregated to cause this shortfall, including higher interest rates, the strong U.S. dollar and lower than anticipated sales growth in the laboratory business following a stellar performance in the first half. Two cents alone each quarter is attributable to higher interest rates and the strong U.S. dollar.

Sales growth for the laboratory business in the second half of this fiscal year now looks like it will be lower than anticipated due to some temporary anomalies. Part of the shortfall is caused by inventory streamlining at a leading OEM and with the Company's research/life science distributors, which is expected to be behind the Company by early in the new fiscal year. Dental sales growth for this year continues to be strong.

Commenting on the situation, Kenneth F. Yontz, Chairman and CEO of Sybron, said, "We are experiencing some temporary but nevertheless significant pressure on our ability to grow earnings at 20 percent in the third and fourth quarters. We are convinced that the issues outlined above should be temporary in nature. We are proceeding with the spin-off of Sybron Dental Specialties, which is expected to be completed by the end of this calendar year. We are very excited about the prospects for both of the separate entities and, while the growth dynamics and management needs of these businesses are clearly different, we are committed to delivering consistent performance from these businesses in the years ahead at a targeted growth rate of 20 percent for Sybron/Apogent and 10 to 12 percent for the dental unit."


                                   (Continued)



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Page Two
June 26, 2000


The Company will host a conference call at 8:30 a.m. Eastern Time tomorrow, Tuesday, June 27, 2000, to discuss these developments. The dial-in number is
(800) 252-8295 and the public is invited to listen in.

Sybron International Corporation's subsidiaries design, manufacture and market laboratory products for the life science industry and professional dental consumable products worldwide. Products of Sybron Laboratory Products Corporation include Erie Scientific laboratory glass micro-arrays, specialty slides and other diagnostic products, Matrix, Robbins and Molecular BioProducts high throughput screening products, Microgenics drug diagnostic products, Nalge Nunc International reusable and disposable multi-well plates and plastic labware, Richard-Allan histology systems, and Barnstead Thermolyne precision heating and stirring apparatus, and water purification systems for laboratories. Products of Sybron Dental Specialties include Ormco and "A" Company orthodontic products and Kerr dental materials.



Note Regarding Forward-Looking Statements: This press release contains forward-looking statements, including statements concerning the Company's expected financial results for its third and fourth fiscal quarters, and statements concerning the Company's financial goals for the future after the spin-off of its dental business. These and other statements that relate to future results and events are based on the Company's current expectations. Actual results in future periods may differ materially from those currently expected or desired because of a number of risks and uncertainties, including the level of demand for the Company's products; interest rates; currency fluctuations; distributor and OEM inventory management; the intensity of competition; and the availability, cost and timing of acquisitions. These and other factors affecting the Company's business and prospects are discussed in the Company's periodic filings with the Securities and Exchange Commission.



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